UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2021

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
140 Intracoastal Pointe Drive, Suite 404 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 7.01 Regulation FD Disclosure

Sorrento Therapeutics, Inc. (“Sorrento”) and Dyadic International (USA), Inc. (“Dyadic”) have not executed the License Agreement within the forty-five business day time period set forth in the Term Sheet For Intellectual Property License Agreement by and between Sorrento and Dyadic, dated August 10, 2021 (the “Term Sheet”).   The parties are continuing to discuss and negotiate certain matters relating to certain provisions of the License Agreement.  Unless and until the open matters are resolved, Dyadic can give no guidance if or when the License Agreement will be executed.  In the interim, other activities, including technology transfer to Sorrento relating to DYAI-100 and C1, will continue under the provisions of the Term Sheet, which is binding on both parties and which continues until the execution of the License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2021

Dyadic International, Inc.

By:	/s/ Mark A. Emalfarb
Name:	Mark A. Emalfarb
Title:	Chief Executive Officer